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                                                                   Exhibit 23.5


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-4, of FIRSTFED AMERICA BANCORP, INC. of our report dated January 26, 2001, except for Note 2 as to which the date is March 26, 2001, on the consolidated financial statements of People's Bancshares, Inc., and to its incorporation by reference to the Annual Report on Form 10-K of People's Bancshares, Inc. for the year ended December 31, 2000, and to the reference to our firm under the heading "Experts."

/s/ Wolf & Company, P.C.

Boston, Massachusetts
December 20, 2001